Allmerica Investment Trust
                                                 Core Equity Fund - (Series # 1)
                                                  Miller Anderson & Sherrerd LLP

                              10f-3 Transactions for the Quarter Ended 12/31/01
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

                                                              Purchase    Amount of Commission as  Total Amount
                              Type of     Date of   Price of  Price of       a Percentage            of Offering
Fund                Security Transaction Transaction Share    Share or Unit  of price
AllmericaInvestment Prudential Financial 12/12/01     27.5       0              0                    302,500,000
AllmericaInvestment Anthem               10/29/01      36        0              0                    102,960,000





Fund                                Purchase as   Purchase as   Name of Affiliated     Name of Broker/Dealer
Allmerica Investment  Total Amount a Percentage   Percentage     Broker/Dealer      from whom Securities
Allmerica Investment  of Purchase  of Offering    of Fund Assets  in Syndicate           were Purchased

                       1,188,000      0.39%       0.18%            Morgan Stanley         Goldman Sachs

                         900,000      0.87%       0.13%            Morgan Stanley          Montgomery




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